INDEPENDENT AUDITOR'S CONSENT


The Board of Directors
Patriarch, Inc.


We have issued our report dated March 12, 2004 accompanying the financial statements of Patriarch, Inc. We hereby consent to the incorporation by reference of said report in the Registration Statement of Patriarch, Inc. on Form SB-2 Amendment #8.



/s/ BERKOVITS, LAGO & COMPANY, LLP

Ft. Lauderdale, Florida
April 22, 2004